Contract End Date Recompete Period of Performance Customer Mix Confirms Breadth – LTM Q2 2026Representative Contracts 1 Revenue by Agency U.S. DoW Agency Mix U.S. DoW, 63% Comm. & Infra., 2% Civilian USG, 20% Other Int'l Gov'ts, 15% Diversified Contract And Customer Mix ASPIRE 2041 2026 2028 2030 HHPC2 2035 DEPLOYED ICT KBS MARITIME MSEIT MSP LAND EUCOM NSF ANTARCTICA2 2046 2029 2040 2034 2034 2033 HET ICS 2031 HONEYWELL MSA 2030 NORTHCOM 2040 PATRIOT AR 2032 THAAD MDA 2032 IDEAAS 2032 3 (1) As of 9/30/2026 (2) Contract under protest (3) EBITDA excludes Army Operations Allies Welcome contingency effort concluded prior to 2026. Diversified contracts by mission focus and geographic funding source Top 10 contracts accounted for 33% of LTM Q2 2026 EBITDA 3 U.S. DoW is highly diversified across armed services, intelligence and civilian funding U.S. position complemented by U.K., Europe, Middle East and allied markets across defense, defence nuclear, logistics and infrastructure Attractive balance across DoW, Fed Civ. (NASA) and international funding sources